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                                                                     Exhibit 4.1

   NUMBER                                                            SHARES
US

                [LOGO]             USA VIDEO
                               INTERACTIVE CORP.
              INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING

                                                               CUSIP 902924 20 8

THIS CERTIFIES THAT

is the registered holder of

    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK WITHOUT PAR VALUE

in the Capital of the above named Corporation transferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Wyoming, and to the Articles of Incorporation and Bylaws of the Corporation as now or hereafter amended.

This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

/s/ Frank Bowden                   DATED
      President                            COUNTERSIGNED AND REGISTERED
                                           CIBC Mellon Trust Company     CALGARY
                                           TRANSFER AGENT AND REGISTRAR

/s/ Tony Drescher                          By _______________________________
      Secretary                                      Authorized Officer

  The Shares represented by this Certificate are transferable at the offices of CIBC Mellon Trust Company, Calgary, Alberta